Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-269458) and Form F-3 (No. 333-274495) of our report dated April 28, 2025, relating to the consolidated financial statements of Intelligent Living Application Group, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, which appears in this Annual Report on Form 20-F.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 28, 2025